Exhibit (a)(1)(c)

FOSSIL, INC.
OFFER TO AMEND ELIGLBLE OPTIONS

WITHDRAWAL FORM

COMPLETE AND RETURN THIS FORM ONLY IF YOU SIGNED AND RETURNED THE ELECTION FORM ACCEPTING THE OFFER TO AMEND ELIGIBLE OPTIONS AND NOW YOU HAVE CHANGED YOUR MIND
AND YOU DO NOT WANT TO AMEND YOUR ELIGIBLE OPTIONS

You previously received (1) the Offer to Amend Eligible Options (the “Offer to Amend”); (2) the election form; and (3) this withdrawal form. You signed and returned the election form, in which you elected to ACCEPT our Offer with respect to some or all of your Eligible Options. You should submit this form only if you now wish to change that election and REJECT our Offer with respect to some or all of your Eligible Options.

To withdraw your election to accept the Offer with respect to some or all of your Eligible Options, you must sign, date and deliver this withdrawal form to Katherine Neverdousky via facsimile (fax number: (972) 638-2887), via e-mail to kneverdousky@fossil.com, or hand delivery to Katherine Neverdousky at Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082 by 10:59 p.m., Central Time, on September 11, 2007.

You should note that if you withdraw your acceptance of the Offer, you will not receive any cash payments for the withdrawn Eligible Options and those Eligible Options will not be amended. These Eligible Options will continue to be governed in all respects by the Plan and by the existing option agreements between you and the Company.

You may change this withdrawal, and again elect to accept the Offer with respect to some or all of your Eligible Options by submitting a new election form to Katherine Neverdousky via facsimile (fax number: (972) 638-2887), via e-mail to kneverdousky@fossil.com, or via hand delivery to Katherine Neverdousky at Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082, by 10:59 p.m., Central Time, on September 11, 2007.

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Please check the appropriate box:

☐                                   I wish to withdraw my election to accept the Offer with respect to all of my Eligible Options and instead REJECT the Offer. I do not wish to accept the Offer with respect to any Eligible Options.

OR

☐                                   I wish to withdraw my election to accept the Offer with respect to each of the Eligible Options listed below. I still wish to accept the Offer with respect to the rest of the Eligible Options listed on the election form I submitted.

Original Grant Date	Number of Eligible Options

If you elect to withdraw your election to accept the Offer with respect to any or all of your Eligible Options and instead reject the Offer with respect to these Eligible Options, all of the applicable Eligible Options will not be amended on the Expiration Date, which is expected to be September 11, 2007, and you will not receive any cash payments for the withdrawn Eligible Options.

Employee Signature

Employee Name (Please print)	E-mail Address	Date and Time

Address	City	State	Zip Code

RETURN TO KATHERINE NEVERDOUSKY NO LATER THAN 10:59 P.M.,

CENTRAL TIME, ON SEPTEMBER 11, 2007

BY FAX TO (972) 638-2887, BY HAND DELIVERY,

OR BY E-MAIL TO KNEVERDOUSKY@FOSSIL.COM.

RESPONSES SUBMITTED BY ANY OTHER MEANS,

INCLUDING UNITED STATES MAIL (OR OTHER POST)

AND FEDERAL EXPRESS (OR SIMILAR DELIVERY SERVICE),

ARE NOT PERMITTED AND WILL NOT BE ACCEPTED.

FOSSIL, INC.
OFFER TO AMEND ELIGIBLE OPTIONS

INSTRUCTIONS PERTAINING TO THE WITHDRAWAL FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.                                      Delivery of Withdrawal Form.

A properly completed and executed original of the withdrawal form (or a facsimile of it), must be received by Katherine Neverdousky, either via hand delivery at Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082, attention: Katherine Neverdousky, via e-mail to kneverdousky@fossil.com, or via facsimile (fax number: (972) 638-2887) on or before 10:59 p.m., Central Time, on September 11, 2007 (referred to as the Expiration Date). If we extend the Offer, this withdrawal form must be received by Katherine Neverdousky by the date and time of the extended expiration of the Offer.

The delivery of all required documents, including withdrawal forms and any new election forms, is at your risk. Delivery will be deemed made only when actually received by Katherine Neverdousky. You may hand deliver your election form to Katherine Neverdousky at Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082, or you may send it via e-mail to kneverdousky@fossil.com, or you may fax it to Katherine Neverdousky at fax number (972) 638-2887. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your withdrawal form  within two U.S. business days. If you have not received such Confirmation, it is your responsibility to ensure that your withdrawal form has been received on or before 10:59 p.m., Central Time, on September 11, 2007 by Katherine Neverdousky. Only responses that are complete, signed and actually received by Katherine Neverdousky by the deadline will be accepted. Responses may only be submitted via fax, e-mail or hand delivery, as set forth in the first sentence of this paragraph. Responses submitted by any other means, including United States mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted.

You should note that any Eligible Options with respect to which you previously elected to accept this Offer, but did not withdraw from the Offer, will remain bound by your prior election form.

Although by submitting a withdrawal form you have withdrawn some or all the Eligible Options with respect to which you previously chose to accept the Offer from the Offer, you may change your mind and re-elect to accept the Offer with respect to some or all of the withdrawn Eligible Options until the Expiration Date. Your elections with respect to withdrawn Eligible Options will be deemed not properly made for purposes of the Offer, unless you properly re-elect to accept this Offer with respect to your Eligible Options at any time before the Expiration Date. If we extend the Offer beyond that time, you may re-elect with respect to your Eligible Options at any time until the extended expiration of the Offer. To re-elect with respect to some or all of the withdrawn Eligible Options, you must deliver a new election form with the required information to Katherine Neverdousky. You will not be deemed to have made a proper election with respect to your Eligible Options for purposes of the Offer unless you deliver, prior to the Expiration Date, a new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election or withdrawal form received by us prior to the Expiration Date.

Although we intend to send you a Confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of your election with respect to your options.

2.                                      Signatures on this Withdrawal Form.

If the withdrawal form is signed by the holder of the Eligible Options, the signature must correspond with the name in the option certificate or certificates to which the Eligible Options are subject. If your name has been legally changed since your option certificate was issued, please submit proof of the legal name change.

If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act on your behalf must be submitted with the withdrawal form.

3.                                      Other Information on this Withdrawal Form.

In addition to signing the withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include your current corporate e-mail address or mailing address.

4.                                      Requests for Assistance or Additional Copies.

Any requests for additional copies of the Offer to Amend, the election form or the withdrawal form should be directed to:

Katherine Neverdousky

Fossil, Inc.

2280 N. Greenville Avenue, Richardson, Texas 75082

Phone: (972) 699-6888

Copies will be furnished promptly at the Company’s expense.

5.                                      Irregularities.

We will determine, in our sole discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any withdrawal forms. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any withdrawal forms that we determine are not in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any withdrawal form or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered Eligible Options. No withdrawal of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice.

Important: The withdrawal form (or a facsimile copy of it) together with all other required documents must be received by Katherine Neverdousky, on or before 10:59 p.m. Central Time, on September 11, 2007, unless the Offer is extended.

6.                                      Additional Documents to Read.

We urge you to read the Offer to Amend, all documents referenced or incorporated therein and your Addendum, before making any decisions regarding your participation in, or withdrawal from, the Offer.

7.                                      Important Tax Information.

You should refer to Section 14 of the Offer to Amend, which contains important U.S. federal income tax information. We also recommend that you consult with your own financial planner or your other personal advisors before deciding whether or not to participate in this Offer.